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                                                                    EXHIBIT 11.1

                         NEXSTAR PHARMACEUTICALS, INC.

                       COMPUTATION OF EARNINGS PER SHARE


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

                                              Three Months Ended               Nine Months Ended
                                                  September 30,                  September 30,
                                          ----------------------------    ---------------------------
                                              1996            1995           1996            1995
                                          ------------    ------------    -----------    ------------
PRIMARY:
Net income (loss)                         $  2,746,000    $(15,096,000)   $(7,587,000)   $(24,473,000)
                                          ============    ============    ===========    ============

Applicable common shares:
Weighted average shares outstanding
    during the period                       26,361,000      23,407,000     25,913,000      23,139,000
Shares assumed issued for warrants           1,185,000            --             --              --
Shares assumed issued for stock options      1,900,000            --             --              --
Less:  treasury stock assumed purchased     (1,316,000)           --             --              --
                                          ------------    ------------    -----------    ------------
Total                                       28,130,000      23,407,000     25,913,000      23,139,000
                                          ============    ============    ===========    ============

Net income (loss) per common share        $       0.10    $      (0.64)   $     (0.29)   $      (1.06)
                                          ============    ============    ===========    ============

FULLY DILUTED:
Net income                                $  2,746,000    $(15,096,000)   $(7,587,000)   $(24,473,000)
                                          ============    ============    ===========    ============

Applicable common shares:
Weighted average shares outstanding
    during the period                       26,361,000      23,407,000     25,913,000      23,139,000
Shares assumed issued for warrants           1,185,000            --             --              --
Shares assumed issued for stock options      1,900,000            --             --              --
Less:  treasury stock assumed purchased     (1,214,000)           --             --              --
                                          ------------    ------------    -----------    ------------
Total                                       28,232,000      23,407,000     25,913,000      23,139,000
                                          ============    ============    ===========    ============

Net income (loss) per common share        $       0.10    $      (0.64)   $     (0.29)   $      (1.06)
                                          ============    ============    ===========    ============
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